UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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ERICKSON INCORPORATED

(Name of Registrant as Specified in its Charter)

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NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF

THE OUTSTANDING COMMON STOCK OF ERICKSON INCORPORATED

Dear Erickson Stockholder:

The enclosed Information Statement is being furnished by the board of directors of Erickson Incorporated, a Delaware corporation, to the holders of record of our common stock at the close of business on October 16, 2015 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent of the holders of a majority of our common stock. The enclosed Information Statement shall be considered the notice required under Section 228 of the Delaware General Corporation Law (the “DGCL”).

The following action was authorized by written consent of the holders of a majority of our outstanding common stock: approval and adoption of our amended and restated 2012 Long-Term Incentive Plan (the “Amended Plan”). The amendments increase the maximum number of shares of our common stock that are reserved for issuance under the Amended Plan and make various conforming and technical changes.

The written consent we have received constitutes the only stockholder approval required under the DGCL and our Third Amended and Restated Certificate of Incorporation and our Third Amended and Restated Bylaws to approve and adopt the Amended Plan. Our board of directors is not soliciting your consent or your proxy in connection with this action. The action taken by the written consent will not become effective until the date that is 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to holders of our common stock as of the Record Date.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO

STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH

IS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY

AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

Date of this Notice and the enclosed Information Statement: November 27, 2015.

Sincerely yours,

/s/ Jeffrey G. Roberts
Jeffrey G. Roberts President and Chief Executive Officer

ERICKSON INCORPORATED

5550 SW MACADAM AVENUE, SUITE 200

PORTLAND, OREGON 97239

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

GENERAL INFORMATION

Erickson Incorporated, a Delaware corporation, with its principal executive offices located at 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239, is sending you the enclosed Notice and this Information Statement to notify you of actions that the holders of a majority of our outstanding common stock have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” “us,” “Erickson” and “EAC” are to Erickson Incorporated.

Copies of this Information Statement are being mailed on or about November 27, 2015, to the holders of record of our common stock at the close of business on October 16, 2015, which we refer to as the “Record Date.”

Action by Written Consent

The following action was authorized by written consent of the holders of a majority of our outstanding common stock as of the Record Date in lieu of a special meeting of stockholders, which we refer to as the “Written Consent”:

•	Approval and adoption of the amended and restated 2012 Long-Term Incentive Plan, or the Amended Plan

The amendments increase the maximum number of shares of our common stock that are reserved for issuance under the Amended Plan and make various conforming and technical changes. The action facilitates our ability to align the interests of eligible participants in the Amended Plan with those of our stockholders by providing long-term incentive compensation opportunities tied to our performance and the performance of our common stock. The action taken by the Written Consent will not become effective until the date that is 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock as of the Record Date.

We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding common stock.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 228 of the Delaware General Corporation Law, our Third Amended and Restated Certificate of Incorporation and our Third Amended and Restated Bylaws, any action that may be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, by written consent. The written consent must set forth the action so taken and be signed by the holders of our outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted. Prompt notice of any action so taken by written consent must be provided to all holders of our common stock as of the Record Date.

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Our common stock was the only outstanding class of voting capital stock as of the Record Date. Each share of our common stock entitles its holder to one vote on each matter submitted to stockholders. There will be no vote on the approval and adoption of the Amended Plan because the holders of a majority of our outstanding common stock have already provided their written consent for such approval and adoption. No other votes are required or requested.

Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of the action taken by the Written Consent. As of the Record Date, 13,840,901 shares of our common stock were outstanding and entitled to take action by written consent and to receive notice of the action taken by the Written Consent. As of the Record Date, ZM EAC LLC, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P. and 10th Lane Finance Co., LLC, to which we refer together as the ZM Funds, collectively held of record 7,543,062  shares of our common stock, which represented approximately 54.5% of the outstanding shares of our common stock. Quinn Morgan, who serves on our board of directors, is the managing member of ZM EAC LLC. Mr. Morgan and Kenneth Lau, our former director whose service terminated in March 2015, are managers of ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P. and 10th Lane Finance Co.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the action taken by the Written Consent will not become effective until the date that is 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock as of the Record Date.

Dissenters’ Rights of Appraisal

Stockholders do not have any dissenters’ rights or appraisal rights in connection with the approval and adoption of the Amended Plan.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of our common stock.

REASONS FOR THE APPROVAL AND ADOPTION OF THE AMENDED PLAN

On November 16, 2015, upon the recommendation of the compensation committee of our board of directors, or the Compensation Committee, our board of directors authorized and approved the Amended Plan. On November 16, 2015, the holders of a majority of our outstanding common stock as of the Record Date approved and adopted the Amended Plan pursuant to the Written Consent. The amendments increase the maximum number of shares of our common stock that are reserved for issuance under the Amended Plan and make various conforming and technical changes. Our board of directors determined that it is in our best interests and the best interests of our stockholders to take this action, which facilitates our ability to align the interests of eligible participants in the Amended Plan with those of our stockholders by providing long-term incentive compensation opportunities tied to our performance and the performance of our common stock.

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SUMMARY OF THE AMENDED PLAN

The following summary describes the major features of the Amended Plan. The summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached to this Information Statement as Appendix A. The Amended Plan would amend and restate 2012 Long-Term Incentive Plan as currently in effect, which we refer to as the “2012 Plan.” For a description of the 2012 Plan, before giving effect to the amendment and restatement thereof by the Amended Plan, see the section of this Information Statement titled “Executive Compensation—2012 Long-Term Incentive Plan.”

Eligibility; Types of Awards

Directors, officers and other employees and service providers of ours and any of our subsidiaries would be eligible to participate in the Amended Plan. We currently employ approximately 900 employees. The Amended Plan provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, as well as nonqualified stock options, restricted stock awards, restricted stock units, or RSUs, cash performance awards, stock bonuses and stock appreciation rights. Incentive stock options may be granted only to our employees, including officers, or employees of any of our subsidiaries. Nonqualified stock options, and all awards other than incentive stock options, may be granted to our employees, officers, and directors. Awards may be issued for any consideration determined by the Compensation Committee. The Compensation Committee may elect, in its sole discretion, to grant an award in exchange for the cancellation of an existing award.

Shares Available for Awards

The Amended Plan would authorize 1,417,649 shares of our common stock to be issued pursuant to the Amended Plan. The Amended Plan would not limit the aggregate number of shares of our common stock that may be issued pursuant to restricted stock awards, RSUs and stock awards. As of November 23, 2015, the closing price per share of our common stock on the NASDAQ Global Market was $2.42.

Administration

The Amended Plan would be administered by the Compensation Committee, which will have the authority to determine which eligible individuals should receive awards, the type and amount of the awards, and the other terms and conditions of the awards (including vesting and cancellation provisions) and have the full authority to interpret the Amended Plan. The Compensation Committee would be able to delegate to our Chief Executive Officer or to a committee of our officers any or all authority for administering the Amended Plan, subject to certain limitations.

Term of Plan; Amendments

The 2012 Plan was originally adopted by our board of directors on, and became effective as of, April 16, 2012. The Amended Plan will become effective upon the date that is 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock as of the Record Date. Like the 2012 Plan, the Amended Plan would automatically terminate on April 16, 2022, unless sooner terminated in accordance with the Amended Plan. We expect the Amended Plan would be in effect until all restrictions on the awards granted thereunder have lapsed.

Our board of directors will have the ability to amend or modify the Amended Plan in any respect, subject to applicable laws, rules and regulations, and requirements of Nasdaq listing standards. However, no change in an award already granted under the 2012 Plan would generally be permitted without the written consent of the award holder if the change would adversely affect the holder.

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Stock Options

The Compensation Committee would determine whether a stock option is granted as an incentive stock option or a nonqualified stock option. The Amended Plan would require that the exercise price per share of incentive stock options be not less than the fair value of our common stock at the date of the grant and that the maximum term of incentive stock options be ten years. The Compensation Committee would not be able to grant any incentive stock option under the Amended Plan on or after April 16, 2022. The aggregate market value, on the date of the grant, of the common stock for which incentive stock options are exercisable for the first time by an employee during any calendar year would not be permitted to exceed $100,000. For grantees who own more than 10% of the total combined voting power of our outstanding capital stock or our parent or subsidiaries, incentive stock options would be required to have an exercise price of not less than 110% of the fair market value of the common stock underlying the option and a maximum term of five years. The exercise price per share of nonqualified stock options may be any amount determined by the Compensation Committee, and nonqualified stock options may have any term fixed by the Compensation Committee. The Amended Plan would not limit the aggregate number of shares of our common stock that any participant may receive pursuant to stock options during any calendar year, except as discussed below under
“—Section 162(m) Limitations.”

Stock Appreciation Rights

The Amended Plan would provide that the Compensation Committee may grant stock appreciation rights, which entitle the person who exercises the rights to receive an amount equal to the difference between the fair market value of the common stock subject to the right at the time of exercise and the time of grant, in the amounts and subject to such terms, conditions, and restrictions as our board of directors determines. The Amended Plan would not limit the aggregate number of shares of our common stock that any participant may receive pursuant to stock options during any calendar year, except as discussed below under “—Section 162(m) Limitations.”

Restricted Stock; Restricted Stock Units; Stock Bonuses; Performance-Based Awards.

The Amended Plan would provide that the Compensation Committee may issue restricted stock, RSUs or stock bonuses in the amounts and subject to such terms, conditions, and restrictions as the Compensation Committee determines, including performance-based awards. The Amended Plan would not limit the aggregate number of shares of our common stock that any participant may receive pursuant to restricted stock awards, RSUs or stock bonuses during any calendar year, except as discussed below under “—Section 162(m) Limitations.”

Section 162(m) Limitations

Section 162(m) of the Code provides that a company’s ability to claim a tax deduction for employee compensation expense may be limited to the extent that certain of its executive officers receives compensation in excess of $1.0 million a year, other than performance-based compensation that meets the requirements of Section 162(m) of the Code. Except as provided in the next sentence, the Amended Plan would provide that no employee may be granted within any calendar year one or more awards intended to qualify for treatment as performance-based compensation which in the aggregate are for more than 600,000 shares or could result in the employee receiving more than 600,000 shares for each full fiscal year contained in the performance period for the award (prorated for performance periods of less than a full fiscal year). With respect to a newly hired employee, the share limit set forth above would be 750,000. With respect to an award of performance-based compensation payable in cash, the maximum amount would be $1.0 million for each calendar year contained in the performance period.

Changes in Capital Structure

The Amended Plan would authorize the Compensation Committee to make appropriate adjustments in outstanding options and awards and in shares reserved under the Amended Plan in the event of a stock split, recapitalization, or certain other transactions. The Compensation Committee would also have discretion to convert

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options, to limit the exercise period of outstanding options, and to accelerate the exercisability of options in the event of merger or certain other changes in our capital structure.

New Plan Benefits

No award will be granted under the Amended Plan prior to its effectiveness, which will not occur upon the date that is 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock as of the Record Date. Awards under the Amended Plan will be granted in the discretion of our Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the Amended Plan, including performance-based awards, will depend on a number of factors, including the fair market value of our Common Stock on future dates, actual performance measured against performance goals and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the Amended Plan.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a description of the principal U.S. federal income tax consequences to participants and to us with respect to awards pursuant to the Amended Plan, based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. This description is not intended to be complete and does not discuss the income tax laws of any city, state or foreign jurisdiction.

Incentive Stock Options. No taxable income is generally realized by an optionee upon the grant or exercise of an incentive stock option. However, the excess of the fair market value of the shares of our common stock acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares of our common stock acquired upon exercise of an incentive stock option are held for at least two years from the grant date of the option and one year from the date of the transfer of the shares to the participant upon exercise of the option, the gain or loss upon disposition of the shares of our common stock will be treated as a long-term capital gain or loss, and we will not be entitled to any federal income tax deduction. The amount of the gain or loss will generally be equal to the difference between the fair market value on the date of disposition and the adjusted basis in the shares, which is generally the exercise price (and for alternative minimum tax purposes may also include any spread treated as an item of income for such purposes).

Except in the event of a participant’s death, if the holding period requirements are not met, the option will be treated as one that does not meet the requirements of Code for incentive stock options. In this case, a participant will generally recognize ordinary income in the year of disposition equal to the lesser of: (i) the difference between the fair market value of the shares of our common stock on the date of exercise and the exercise price, or (ii) the actual gain realized on the disposition (sale proceeds minus the exercise price paid). Any additional gain in excess of a participant’s adjusted basis in the shares of our common stock subject to the option will be taxable as capital gain and any loss will be a capital loss. The applicable capital gain tax rate will depend on the length of a participant’s holding period. A participant’s adjusted basis generally will be the sum of the exercise price paid and the amount of ordinary income recognized upon the disqualifying disposition (which for alternative minimum tax purposes may also include any spread treated as an item of income for such purposes). We would generally be entitled to a tax deduction equal to the ordinary income the participant recognizes, except to the extent such deduction is limited by applicable provisions of the Code.

An option, even if intended to be an incentive stock option, will be deemed to a nonqualified stock option to the extent the aggregate fair market value of the common stock subject to incentive stock options exercisable by the participant for the first time in any calendar year, under the Amended Plan and under any other stock option plans of ours, would exceed $100,000, determined in accordance with Section 422(d) of the Code.

We are not required to withhold income or employment taxes upon either the participant’s exercise of an incentive stock option or disposition of shares of our common acquired upon exercise. The participant will be responsible for including as income in the participant’s tax return any alternative minimum taxable income resulting from exercise of an incentive stock option or any compensation recognized as ordinary income upon a disqualifying

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disposition. We intend to report to the Internal Revenue Service any such ordinary income resulting from a disqualifying disposition. The participant may need to pay quarterly estimated tax or increase income tax withholding from wages to avoid penalties for underpayment of estimated tax.

Nonqualified Options. No taxable income is generally realized by an optionee upon the grant of a nonqualified stock option. Upon exercise, the optionee generally recognizes ordinary income in an amount equal to (and will also be subject to Social Security taxes on) the difference between the fair market value on the date of exercise and the aggregate exercise price, and we will receive a tax deduction for the same amount. Upon disposition, appreciation or depreciation after the date of exercise is generally treated as either short-term or long-term capital gain or loss, depending on how long the shares of common stock have been held.

Other Awards. We generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Limitation on Deductions. Under Section 162(m) of the Code, our ability to claim a tax deduction for employee compensation expense may be limited to the extent that certain of our executive officers receives compensation in excess of $1.0 million a year, other than performance-based compensation that meets the requirements of Section 162(m) of the Code. The Amended Plan is structured to allow certain awards to qualify as performance-based compensation.

Deferred Compensation. The foregoing description assumes that the awards discussed are either not considered a “deferred compensation arrangement” subject to the requirements of Section 409A of the Code or have been structured to comply with these requirements. If an award fails to comply, in operation or form, with applicable requirements of Section 409A of the Code, the recipient would generally be required to include in income the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

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EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer and our next two most highly-compensated executive officers during 2014. We refer to these persons as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)		Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Udo Rieder,	2014	347,789	40,000		—	—	46,154	433,943
President and Chief Executive Officer(4)	2013	343,270	120,000		—	182,350	—	645,620
Eric Struik,	2014	248,954	—		—	—	40,016	288,970
Chief Financial Officer(5)	2013	79,327	100,000	(5)	208,340	29,833	50,197	467,697
Edward Rizzuti,	2014	204,231	20,000		—	—	20,769	245,000
Vice President, General Counsel and Corporate Secretary(6)	2013	216,721	60,000		—	93,780	—	370,501

(1)	Performance-based bonuses are generally paid under our executive bonus plan and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent awards under the 2013 Retention Bonus Plan granted to the recipient on May 2, 2013, which were paid in four equal installments on the quarterly anniversary of the grant date subject to the recipient’s continued service.
(2)	Amounts represent the aggregate grant date fair value of all stock awards without regard to forfeitures, computed in accordance with FASB ASC Topic 718. The assumptions used with respect to the valuation are set forth in “Erickson Incorporated Consolidated Financial Statements – Notes to Financial Statements – Note 2 – Summary of Significant Accounting Policies – Stock-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
(3)	Except for relocation expense reimbursement for Mr. Struik (see note 5), amounts reflect holiday and vacation pay.
(4)	Mr. Rieder’s service as our President and Chief Executive Officer terminated on March 31, 2015.
(5)	Mr. Struik commenced employment with us on September 9, 2013. His compensation for 2013 reflects the partial year of employment. Mr. Struik received a reimbursement of relocation expenses in the amount of $13,970 and $50,197 for 2014 and 2013, respectively. Mr. Struik received a signing bonus of $100,000 relating to his hire, which was paid in 2014.
(6)	Mr. Rizzuti’s service as our Vice President, General Counsel and Corporate Secretary terminated on June 26, 2015.

Employment Agreements

We have entered into employment agreements with each of Messrs. Rieder, our former President and Chief Executive Officer, Roberts, our current President and Chief Executive Officer, and Rizzuti, our former Vice President, General Counsel and Corporate Secretary. These agreements provide for the payment of an annual base salary and non-equity incentive plan payment opportunities, as well as participation by each of them in the benefit plans and programs generally maintained by us for senior executives from time to time.

We or the employee may terminate the applicable employment agreement at any time. Upon termination of employment by us without “cause,” by the executive for “good reason” following a “change in control,” or as a result of the executive’s death or disability, the executive is entitled to receive: (1) a basic termination payment equal to (i) the executive’s base salary earned through the date of termination, plus (ii) continued payment of the executive’s base salary for a specified time following the termination date; and (2) continuation of health benefits for a specified period of time after termination of employment at the same rate that was paid by the executive before termination of employment.

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The specific severance payments and continuation periods for health benefits provided in the employment agreements with our named executive officers are summarized below:

•	Mr. Rieder, our former President and Chief Executive Officer: (i) a monthly sum equal to his monthly base salary in effect at such time for a period of 12 months and (ii) continuation of health benefits for Mr. Rieder and his family for that same period.

•	Mr. Roberts, our current President and Chief Executive Officer: (i) a monthly sum equal to his monthly base salary in effect at such time for a period of 12 months and (ii) continuation of health benefits for Mr. Roberts and his family for that same period.

•	Mr. Rizzuti, our former Vice President, General Counsel and Corporate Secretary: (i) a monthly sum equal to his monthly base salary in effect at such time for a period of nine months and (ii) continuation of health benefits for Mr. Rizzuti and his family for that same period.

The employment agreements each contain confidentiality, non-compete, and non-solicitation provisions, and subject the payment of severance benefits to the executive executing a general release of all claims against us and our affiliates.

Annual Non-Equity Incentive Plan

Our board of directors and the Compensation Committee have the authority to award discretionary annual non-equity incentive plan payments to our named executive officers and other employees. These payments are intended to compensate our named executive officers and other employees for individual performance, for our overall financial performance, and for achieving important milestones. Payment levels vary depending on the individual recipient and generally take into account such factors as our overall financial performance, including our liquidity position; the recipient’s individual performance; and other operating and non-operating elements we deem relevant. Our non-equity incentive plans do not provide for threshold or maximum amounts, but, rather, provide for a single estimated payout based on accomplishing the designated performance measures. We may also make additional discretionary cash incentive payments to key employees who contribute significantly to our strategic and long-term performance objectives and growth.

Non-equity incentive plan payments ordinarily are determined and communicated to our employees following the completion and delivery of our annual audit. Our employees, including our executives, are not entitled to any non-equity incentive plan payment unless they are employed by us on the date of payment. Incentive payments, if any, are paid in a single installment, typically in the first quarter of the year. Our board of directors uses financial measures to determine the aggregate incentive pool and makes incentive payments to individuals at its discretion based on non-financial criteria. Non-financial criteria for evaluating individual performance include specific goals or achievements that employees may set for themselves with management oversight at the beginning of a year or other intangible performance objectives, including completion of certain project milestones or improving a specific skill set relating to a given employee’s position.

Our board of directors typically uses an Adjusted EBITDA target as the primary measure to determine the size of the incentive pool and whether financial performance targets have been met.

2012 Long-Term Incentive Plan

The following summary describes the major features of the 2012 Plan, before giving effect to the amendment and restatement thereof by the Amended Plan. For a description of the Amended Plan, see the section of this Information Statement titled “Summary of the Amended Plan.”

We maintain the 2012 Plan to align the interests of our directors, officers and other service providers with the interests of our stockholders. Because vesting is based on continued service, these equity based incentives are also intended to encourage the retention of directors, officers and other service providers through the vesting period of the awards.

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Eligibility; Types of Awards. Directors, officers and other employees and service providers of ours and any of our subsidiaries are eligible to participate in the 2012 Plan. We currently employ approximately 900 employees. The 2012 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Code, nonqualified stock options, restricted stock awards, RSUs, cash performance awards, stock bonuses and stock appreciation rights. Incentive stock options may be granted only to our employees, including officers, or employees of any of our subsidiaries. Nonqualified stock options, and all awards other than incentive stock options, may be granted to our employees, officers, and directors. Awards may be issued for any consideration determined by the Compensation Committee. The Compensation Committee may elect, in its sole discretion, to grant an award in exchange for the cancellation of an existing award.

Shares Available for Awards. The 2012 Plan currently authorizes 417,649 shares of our common stock to be issued pursuant to the 2012 Plan. No more than 375,000 shares of our common stock may be issued under the 2012 Plan pursuant to restricted stock awards, RSUs and stock awards, in the aggregate.

Administration. The 2012 Plan is administered by the Compensation Committee, which has the authority to determine which eligible individuals should receive awards, the type and amount of the awards, and the other terms and conditions of the awards (including vesting and cancellation provisions) and has the full authority to interpret the 2012 Plan. The Compensation Committee may delegate to our Chief Executive Officer or to a committee of our officers any or all authority for administering the 2012 Plan, subject to certain limitations.

Term of Plan; Amendments. The 2012 Long-Term Incentive Plan as currently in effect was originally adopted by our board of directors on, and became effective as of, April 16, 2012. The 2012 Plan will automatically terminate on April 16, 2022, unless sooner terminated in accordance with the 2012 Plan. We expect the 2012 Plan to be in effect until all awards issued under the 2012 Plan and all restrictions on the awards have lapsed. However, no incentive stock options will be granted under the 2012 Plan on or after the 10th anniversary of the last action by our board of directors, subsequently approved by our stockholders within twelve months of such action, adopting the 2012 Plan or approving an increase in the number of shares available for issuance under the 2012 Plan. Our board of directors may at any time modify or amend the 2012 Plan in any respect, subject to applicable laws, rules and regulations, and requirements of Nasdaq listing standards. However, no change in an award already granted under the 2012 Plan may generally be made without the written consent of the award holder if the change would adversely affect the holder.

Stock Options. The Compensation Committee determines whether a stock option is granted as an incentive stock option or a nonqualified stock option. The exercise price per share of incentive stock options may not be less than the fair value of our common stock at the date of the grant, and the maximum term of incentive stock options is ten years. The Compensation Committee may not grant any incentive stock option under the 2012 Plan on or after April 16, 2022. The aggregate market value, on the date of the grant, of the common stock for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. For grantees who own more than 10% of the total combined voting power of our outstanding capital stock or our parent or subsidiaries, incentive stock options must have an exercise price of not less than 110% of the fair market value of the common stock underlying the option and a maximum term of five years. The exercise price per share of nonqualified stock options may be any amount determined by the Compensation Committee, and nonqualified stock options may have any term fixed by the Compensation Committee. The 2012 Plan does not permit any participant to receive, during any calendar year, stock options to acquire more than 300,000 shares of our common stock.

Stock Appreciation Rights. The 2012 Plan provides that the Compensation Committee may grant stock appreciation rights, which entitle the person who exercises the rights to receive an amount equal to the difference between the fair market value of the common stock subject to the right at the time of exercise and the time of grant, in the amounts and subject to such terms, conditions, and restrictions as our board of directors determines. The 2012 Plan would not permit any participant to receive, during any calendar year, stock appreciation rights to acquire more than 300,000 shares of our common stock.

Restricted Stock; Restricted Stock Units; Stock Bonuses; Performance-Based Awards. The 2012 Plan provides that the Compensation Committee may issue restricted stock, RSUs, or stock bonuses in the amounts and subject to such terms, conditions, and restrictions as the Compensation Committee determines, including performance-based awards. The 2012 Plan would not permit any participant to receive, during any calendar year,

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more than 150,000 shares of our common stock as restricted stock awards, more than 150,000 RSUs or more than 150,000 shares of our common stock as stock bonuses.

Changes in Capital Structure. The 2012 Plan authorizes the Compensation Committee to make appropriate adjustments in outstanding options and awards and in shares reserved under the 2012 Plan in the event of a stock split, recapitalization, or certain other transactions. The Compensation Committee also has discretion to convert options, to limit the exercise period of outstanding options, and to accelerate the exercisability of options in the event of merger or certain other changes in our capital structure.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 regarding shares of our common stock that may be issued under the 2012 Plan, which was our only existing equity compensation plan as of that date and prior to the adoption of the CEO Plan & Stock Option Agreement and the Amended Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders	55,603	—	7,808
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	55,603	—	7,808

(1)	Includes 55,603 shares issuable upon vesting of outstanding RSU awards.
(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.
(3)	To the extent that any outstanding award under the 2012 Plan is canceled, expired, forfeited, surrendered, settled in cash, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to us will be available for future awards under the 2012 Plan.

2013 Retention Bonus Plan

We developed the 2013 Retention Bonus Plan, or the 2013 Plan, in connection with our acquisition of Evergreen Helicopters, Inc., or EHI, from Evergreen International Aviation, Inc., or EIA, in May 2013. We refer to the acquisition as the “Evergreen Acquisition.” The 2013 Plan was developed for the purpose of retaining mission critical personnel following the Evergreen Acquisition and to motivate such persons to continue contributing to our growth and profitability.

The 2013 Plan is administered by the Compensation Committee, which has the discretionary authority to interpret and administer the 2013 Plan and to adopt rules and regulations to implement the 2013 Plan. The Compensation Committee has delegated to our Chief Executive Officer the day-to-day implementation and interpretation of the 2013 Plan, including the approval of individual payouts under the 2013 Plan to employees other than our executive management team. Our Chief Executive Officer has the sole and absolute discretion to determine the level of achievement, the amount of any bonus awards and the timing of payment of any bonus awards to be paid hereunder (provided that any such determinations in respect of our executive management team shall be made by the Compensation Committee). Our board of directors or the Compensation Committee must approve the aggregate payout under the 2013 Plan and individual payouts under the 2013 Plan to our executive management team (including the timing or acceleration of any such payments).

Only full-time exempt employees are eligible to participate in the 2013 Plan. A former employee is not eligible to participate in the 2013 Plan if he or she resigns or is terminated for any reason at any time before a bonus

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is paid pursuant to the 2013 Plan. A person may be considered ineligible for the 2013 Plan at any time and for any reason at the discretion of the Compensation Committee or our Chief Executive Officer, regardless of whether he or she remains one of our employees.

The aggregate amount of bonus awards payable under the 2013 Plan shall not exceed $2,000,000 (less our share of FICA taxes required to be withheld on the retention bonuses). No amounts awarded or accrued under the 2013 Plan will be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded under the 2013 Plan will at all times be our unfunded and unsecured obligation. As of April 16, 2015, we paid an aggregate of $1.5 million to our employees under the 2013 Plan and there are no amounts still to be paid.

The following table presents the named executive officers who received bonus awards pursuant to the 2013 Plan and the aggregate amounts of such awards, as determined by the Compensation Committee. The amounts were awarded in May 2013 and were paid in four equal installments on the quarterly anniversary of the grant date, subject to the recipient’s continued service:

Name	Retention Bonus ($)
Udo Reider(1)	160,000
Edward Rizzuti(2)	80,000

(1)	Mr. Rieder’s service as our President and Chief Executive Officer terminated on March 31, 2015.

(2)	Mr. Rizzuti’s service as our Vice President, General Counsel and Corporate Secretary terminated on June 26, 2015.

Retirement Benefits

We do not provide our named executive officers with supplemental or other retirement benefits other than eligibility to participate in our broad-based 401(k) plan.

Outstanding Equity Awards at Fiscal 2014 Year-End

The following table sets forth certain information with respect to the value of all unexercised RSUs and other equity awards previously awarded to our named executive officers as of December 31, 2014:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Units of Stock That Have Not Vested(1) ($)
Udo Rieder(2)	—	—
Eric Struik(3)	11,000	91,740
Edward Rizzuti(4)	6,485	54,085

(1)	The aggregate dollar value of the RSUs is shown at maximum payout value based on the $8.34 per share closing price of Erickson’s common stock on the Nasdaq Global Market on December 31, 2014.
(2)	Mr. Rieder’s service as our President and Chief Executive Officer terminated on March 31, 2015.
(3)	All of the RSUs vest on the second anniversary of the grant date, which was November 26, 2013.
(4)	Two-fifths of the RSUs vested on the grant date, and one-fifth of the RSUs vested on each of the first, second and third anniversaries of the grant date, which was April 17, 2012. Mr. Rizzuti’s service as our Vice President, General Counsel and Corporate Secretary terminated on June 26, 2015.

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Compensation of Directors

The following table sets forth information concerning the compensation earned during the 2014 fiscal year by each individual who served as a non-employee director at any time during the fiscal year:

2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Kenneth Lau(2)	—	—	—
Quinn Morgan	—	—	—
Hank Halter(3)	40,000	48,573	88,573
Gary R. Scott	35,000	43,578	78,578
Meredith R. Siegfried	35,000	43,578	78,578
James L. Welch	40,000	48,573	88,573

(1)	Amounts represent the aggregate grant date fair value of all stock awards without regard to forfeitures, computed in accordance with FASB ASC Topic 718. The assumptions used with respect to the valuation are set forth in “Erickson Incorporated Consolidated Financial Statements – Notes to Financial Statements – Note 2 – Summary of Significant Accounting Policies – Stock-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
(2)	Mr. Lau’s service as a director terminated on March 19, 2015.
(3)	Mr. Halter’s service as a director terminated on January 19, 2015.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of Messrs. Welch or Scott or Ms. Siegfried, who serves or has served during the past fiscal year as a member of the Compensation Committee, is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or the Compensation Committee.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of October 16, 2015 (the “Measurement Date”) by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner is c/o Erickson Incorporated, 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239.

Beneficial Owner(1)	Number of Shares Beneficially Owned (2)		Percent(3)
5% Stockholders:
ZM EAC LLC	4,650,123	(4)	33.6%
ZM Private Equity Fund I, L.P.	1,580,723	(4)	11.4
ZM Private Equity Fund II, L.P.	677,453	(4)	4.9
10th Lane Finance Co., LLC	634,763	(4)	4.6
Ariel Investments, LLC(5)	2,340,545		16.9
Cetus Capital II, LLC(6)	1,307,155		9.4
Coliseum Capital Management, LLC(7)	838,560		6.1
Named Executive Officers and Directors:
Udo Rieder(8)	59,682		*
Eric Struik	7,727		*
Edward Rizzuti(9)	8,895		*
Quinn Morgan(4)	7,543,062	(10)	54.5
Jeffrey Roberts	0		*
Gary R. Scott	5,478		*
Meredith R. Siegfried	5,478		*
James L. Welch	6,087		*
Glenn Johnson	0		0
All executive officers and directors as a group (10 persons)	7,636,409		55.2%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
(2)	Under rules of the Securities and Exchange Commission, or the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise, conversion, or exchange of options or other exercisable, convertible, or exchangeable securities.
(3)	Calculated on the basis of 13,840,901 shares of common stock outstanding as of the Measurement Date, plus any additional shares of common stock that a stockholder has the right to acquire within 60 days after the Measurement Date.
(4)	Mr. Morgan serves on our board of directors and is the managing member of ZM EAC LLC and Q&U Investments LLC. Q&U Investments LLC is the managing member of ZM Private Equity Fund I GP, LLC, which is the general partner of ZM Private Equity Fund I, L.P.; Q&U Investments LLC is the managing member of ZM Private Equity Fund II GP, LLC, which is the general partner of ZM Private Equity Fund II, L.P.; and Q&U Investments LLC is the managing member of 10th Lane Partners LLC, which is the managing member of 10th Lane Finance Co., LLC. Accordingly, Mr. Morgan may be deemed to have sole voting and investment power with respect to the shares held by ZM EAC LLC, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., and 10th Lane Finance Co., LLC. The address of each of these parties is 60 East 42nd Street, Suite 1400, New York, NY 10165.
(5)	Information is based on amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2015, which also contains the beneficial owner’s address.
(6)	Information is based on amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2015, which also contains the beneficial owner’s address.
(7)	Information is based on amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2015, which also contains the beneficial owner’s address.
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(8)	Mr. Rieder’s service as our President and Chief Executive Officer terminated on March 31, 2015.
(9)	Mr. Rizzuti’s service as our Vice President, General Counsel and Corporate Secretary terminated on June 26, 2015.
(10)	Consists of 4,650,123 shares owned by ZM EAC LLC, 1,580,723 shares owned by ZM Private Equity Fund I, L.P., 677,453 shares owned by ZM Private Equity Fund II, L.P., and 634,763 shares owned by 10th Lane Finance Co., LLC. Mr. Morgan disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of our directors or officers since January 1, 2014, being the commencement of our last completed fiscal year, nor any associate of any of the foregoing persons, have any substantial interest, direct or indirect, by security holdings or otherwise in the Amended Plan, except that our directors and officers are eligible to participate in the Amended Plan.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC, which are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.ericksonaviation.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of its Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We will only deliver one Information Statement to multiple common stockholders sharing an address and the same last name unless we have received contrary instructions from one or more of the common stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any common stockholder at a shared address to which a single copy of this Information Statement was delivered. Upon written or oral request, we will also deliver a single copy of any future annual reports, information statements and related materials to any common stockholder or holders sharing an address to which multiple copies are now delivered. Common stockholders sharing an address who wish to receive a separate copy of this Information Statement or single copies of future annual reports, information statements and related materials may write or telephone us at:

5550 SW Macadam Avenue, Suite 200

Portland, OR 97239

(503) 505-5800

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Appendix A

ERICKSON INCORPORATED

2012 Long-Term Incentive Plan

(As Amended and Restated)

1.                   Purpose. The purpose of the Erickson Incorporated 2012 Long-Term Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2.                   Definitions. Wherever the following capitalized terms are used in the Plan, they have the meanings specified below:

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Performance Award or Stock Award granted under the Plan.

“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant, as provided in Section 15.1 hereof.

“Board” means the Board of Directors of the Company.

“Cash Performance Award” means an Award that is denominated by a cash amount granted to an Eligible Person under Section 10 hereof and payable based upon the attainment of pre-established business and/or individual performance goals.

“Cause” has the meaning set forth in Section 14.2(b) hereof.

“Change in Control” has the meaning set forth in Section 13.2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company” means Erickson Incorporated, a Delaware corporation.

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of twelve (12) months or more and that, in the opinion of the Company and one independent physician, causes a Participant to be unable to perform his or her Service and unable to be engaged in any substantial gainful activity. Disability is deemed to have occurred on the first day after the independent physician furnished his or her written opinion of disability to the Company and the Company has reached an opinion of disability.

“Effective Date” has the meaning set forth in Section 16.1 hereof.

“Eligible Person” means any person who is an employee, officer, or Non-Employee Director of the Company or any of its Subsidiaries.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock as of a given date, the closing price per share of Common Stock on such date (or if such date is not a trading day, then on the next preceding trading date), as reported on the NASDAQ Stock Market or other principal exchange on which the Common Stock is then listed, or if not so listed, “Fair Market Value” shall be such value as determined by the Board in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Plan” means the Erickson Incorporated 2012 Long-Term Incentive Plan as set forth herein, effective as of the Effective Date, and as may be amended from time to time.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means a grant to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means, as applicable, a Participant’s employment with the Company or any Subsidiary, or a Participant’s service as a Non-Employee Director with the Company or any Subsidiary.

“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof, which may be free of transfer restrictions and forfeiture conditions.

“Stock Appreciation Right” means a grant to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Option” means a grant to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not incorporated) that is wholly or majority owned or controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

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3.                   Administration.

3.1                Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (a) an “independent director” under rules adopted by the NASDAQ Stock Market, (b) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (c) an “outside director” under Section 162(m) of the Code. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2                Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine the Eligible Persons to whom Awards shall be granted under the Plan, (b) determine the types of Awards that may be granted, the time or times at which Awards may be granted, and the number of shares of Common Stock, units or other rights subject to each Award, (c) prescribe the terms and conditions of all Awards, (d) interpret the Plan and terms of the Awards, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (f) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, and (g) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3                Delegation of Authority. The Committee, in its discretion, and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to the Company’s Chief Executive Officer or to a committee of officers of the Company, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision); provided, however, that no delegate will have the authority to grant or amend Awards to executive officers of the Company, nor, to grant or amend Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent necessary for such qualification.

4.                   Shares Subject to the Plan.

4.1                Number of Shares Reserved. Subject to adjustment as provided in Section 4.3 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 1,417,649. Unless otherwise so stated herein, all shares of Common Stock reserved for issuance shall be available for issuance under the Plan pursuant to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units and Stock Awards, in the aggregate (subject to adjustment as provided in Section 4.3 hereof). Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares, or treasury shares.

4.2                Share Replenishment. To the extent that any Award under the Plan is canceled, expired, forfeited, surrendered, settled in cash, or otherwise terminated without delivery of shares of Common Stock to the Participant, in whole or in part, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, and will be available for future Awards under the Plan. Shares that are (a) withheld from an Award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or (b) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right shall be deemed to constitute delivered shares and will not be available for future Awards under the Plan.

4.3                Adjustments and Other Corporate Changes. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend,

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extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (a) the maximum number and kind of shares of Common Stock provided in Sections 4.1, 6.1, 7.1, 8.1, 9.1 and 11.1 hereof, (b) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (c) the exercise price or base price for each share or unit or other right subject to then outstanding Awards, and (d) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (i) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code, and (ii) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5.                   Eligibility and Awards.

5.1                Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan in accordance with the Committee’s authority under Section 3.2 hereof. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2                Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem. The terms of all Awards under the Plan will be specified by the Committee and will be set forth in individual Award Agreements as described in Section 15.1 hereof.

6.                   Stock Options.

6.1                Grant of Stock Options. Stock Options may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.

6.2                Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may, in its discretion, specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3                Vesting of Stock Options. The Committee shall, in its discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant for a specified time period (or periods), on the attainment of a specified performance goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting or exercisability of any Stock Option upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.

6.4                Term of Stock Options. The Committee shall, in its discretion, provide in an Award Agreement the period during which a vested Stock Option may be exercised, provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Stock Option of a Participant whose Service is terminated for any reason, including, without limitation, due to the Participant’s Disability, shall terminate on the earlier of (a) the maximum term of the Stock Option or (b) unless otherwise provided in an Award Agreement, except as otherwise provided in Section 6.7(c) hereof with respect to Incentive Stock Options, and except for termination for Cause (as described in Section 14.2 hereof), the date that is one hundred eighty (180) days following the termination of Service of the Participant. Notwithstanding the foregoing, the Stock Option of a Participant whose Service is terminated due to the Participant’s death or the Participant’s retirement at normal retirement age as

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defined under the provisions of the Company’s Retirement Plan or under conditions of bona fide early retirement shall terminate on the earlier of (i) the maximum term of the Stock Option or (ii) unless otherwise provided in an Award Agreement, the date that is three hundred sixty-five (365) days following the termination of Service of the Participant.

6.5                Stock Option Exercise. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, and unless otherwise provided by the Committee at the time of payment: (a) in cash or by cash equivalent acceptable to the Committee, (b) by payment in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (c) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (d) by a combination of the methods described above or (e) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to, and at the time of payment of the exercise price, a Stock Option shall be subject to applicable tax withholding requirements as provided in Section 15.11 hereof.

6.6                Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (a) upon the Participant’s death, in accordance with Section 15.3 hereof or (b) subject to prior approval by the Committee, in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act), as may be approved by the Committee, in its discretion, at the time of the proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may, in its discretion, impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited.

6.7                Additional Rules for Incentive Stock Options.

(a)                 Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b)                 Limitations. The entire pool of shares of Common Stock available under the Plan, as provided in Section 4.1 hereof, is available for the grant of Incentive Stock Options. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which granted.

(c)                 Termination of Employment. The Incentive Stock Option of a Participant whose Service is terminated for any reason, including, without limitation, due to the Participant’s Disability, shall terminate on the earlier of (a) the maximum term of the Stock Option or (b) unless otherwise provided in an Award Agreement, except for termination for Cause (as described in Section 14.2 hereof), the date that is ninety (90) days following the termination of Service of the Participant. Notwithstanding the foregoing, the Incentive Stock Option of a Participant whose Service is terminated due to the Participant’s death shall terminate on the earlier of (i) the maximum term of the Stock Option or (ii) unless otherwise provided in an Award Agreement, the date that is three hundred sixty-five (365) days following the termination of Service of the Participant.

(d)                 Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or

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by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(e)                 Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8                Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ Stock Market or other principal exchange on which the Common Stock is then listed.

7.                   Stock Appreciation Rights.

7.1                Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 15.3 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code. A Stock Appreciation Right may, in the discretion of the Committee, be granted in tandem with a Stock Option, and in such event, shall (a) have a base price per share equal to the per share exercise price of the Stock Option, (b) be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and (c) expire no later than the time at which the related Stock Option expires.

7.2                Base Price. The base price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may, in its discretion, specify a base price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3                Vesting of Stock Appreciation Rights. The Committee shall, in its discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant for a specified time period (or periods), on the attainment of a specified performance goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right upon termination of Service under certain circumstances as set forth in the Award Agreement or otherwise. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited.

7.4                Term of Stock Appreciation Rights. The Committee shall, in its discretion, provide in an Award Agreement the period during which a vested Stock Appreciation Right may be exercisable or payable, provided, however, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Stock Appreciation Right of a Participant whose Service is terminated for any reason, including, without limitation, due to the Participant’s Disability, shall terminate on the earlier of (a) the maximum term of the Stock Appreciation Right or (b) unless otherwise provided in an Award Agreement, and except for termination for Cause (as described in Section 14.2 hereof), the date that is one hundred eighty (180) days following the termination of Service of the Participant. Notwithstanding the foregoing, the Stock Appreciation Right of a Participant whose Service is terminated due to the Participant’s death or the Participant’s retirement at normal retirement age as defined under the provisions of the Company’s Retirement Plan or under conditions of bona fide early retirement shall terminate on the earlier of (i) the maximum term of the Stock Appreciation Right or (ii) unless otherwise provided in an Award Agreement, the date that is three hundred sixty-five (365) days following the termination of Service of the Participant.

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7.5                Payment of Stock Appreciation Rights. Subject to such terms and conditions as specified in an Award Agreement, a Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (b) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements as provided in Section 15.11 hereof.

7.6                Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ Stock Market or other principal exchange on which the Common Stock is then listed.

8.                   Restricted Stock Awards.

8.1                Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2                Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant for a specified time period (or periods), on the attainment of a specified performance goal (or goals) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Award upon termination of Service under certain circumstances, as set forth in the Award Agreement, or otherwise. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3                Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4                Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, unless otherwise determined by the Committee, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Any Common Stock received as a stock dividend or distribution will be subject to the same restrictions as the underlying Restricted Stock Award.

8.5                Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making an election with respect to the Award under Section 83(b) of the Code.

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9.                   Restricted Stock Units.

9.1                Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of one share of Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine.

9.2                Vesting of Restricted Stock Units. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant for a specified time period (or periods), on the attainment of a specified performance goal (or goals) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Unit upon termination of Service under certain circumstances, as set forth in the Award Agreement, or otherwise.

9.3                Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements as provided in Section 15.11 hereof. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee in its discretion.

9.4                Dividend Equivalent Rights. Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion, and will be paid at the time the underlying Restricted Stock Unit is payable. Dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.

9.5                No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares of Common Stock subject to a Restricted Stock Unit until such time as such shares are delivered to the Participant pursuant to the terms of the Award Agreement.

10.                Cash Performance Awards.

10.1            Grant of Cash Performance Awards. A Cash Performance Award may be granted to any Eligible Person selected by the Committee.

10.2            Vesting of Cash Performance Awards. Each Cash Performance Award shall be evidenced by an Award Agreement that shall specify the performance period, and such other terms and conditions as the Committee, in its discretion, shall determine. Payment amounts may be based on the achievement of specified levels of performance with respect to a performance goal (or goals), including, if applicable, specified threshold, target and maximum performance levels. The requirements for vesting may also be based upon the continued Service of the Participant or on such other conditions as determined by the Committee and set forth in an Award Agreement. The Committee may accelerate the vesting of a Cash Performance Award upon termination of Service under certain circumstances, as set forth in the Award Agreement, or otherwise.

10.3            Payment of Cash Performance Awards. Unless otherwise provided in an Award Agreement, payment of Cash Performance Awards will be made as soon as practicable, but not later than sixty (60) days, after the expiration of the applicable performance period. Payment of Cash Performance Awards may be made in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements as provided in Section 15.11 hereof. Any payment of a Cash Performance Award in Common Stock shall be made based upon the Fair Market Value thereof.

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11.                Stock Awards.

11.1            Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as compensation for Non-Employee Directors or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

11.2            Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of Common Stock under a Stock Award, the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

12.                Section 162(m) Awards.

12.1            Awards. Awards of Stock Options and Stock Appreciation Rights are generally intended by their design pursuant to the terms of the Plan to qualify for the performance-based compensation exception under Section 162(m) of the Code and the regulations promulgated thereunder and provided further that they satisfy the conditions set forth in Section 12.4, below. Restricted Stock Awards, Restricted Stock Units, Cash Performance Awards and Stock Awards may qualify for such exception if the Awards are granted or become payable or vested based upon pre-established performance goals in accordance with this Section 12.

12.2            Performance Criteria. In the case of a Restricted Stock Award, Restricted Stock Units, Cash Performance Award or Stock Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, the performance criteria upon which the grant, payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied on a Company-wide, departmental, or individual basis, or any other basis determined by the Committee in its discretion: (a) net earnings; (b) earnings per share; (c) dividend ratio; (d) net sales growth; (e) income or net income (before taxes); (f) operating profit or net operating profit; (g) return measures (including, but not limited to, return on assets, capital, equity or sales); (h) cash flow (including, but not limited to, operating cash flow, cash from operations and free cash flow); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) share price (including, but not limited to growth measures and total stockholder return); (k) expense targets; (l) customer satisfaction; (m) market share; (n) economic value added; (o) the formation of joint ventures or the completion of other corporate transactions; (p) market capitalization; (q) debt leverage (debt to capital); (r) operating income or net operating income; (s) operating margin or profit margin; (t) return on operating revenue; (u) operating ratio; (v) integration and/or penetration of the market; (w) inventories or inventory returns; and/or (x) any combination of or a specified increase in any of the foregoing. The Committee may adjust, change, or eliminate the performance goals or the applicable performance period of the Award as it deems appropriate, in its discretion. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures.

12.3            Section 162(m) Requirements. For purposes of qualifying Awards as performance-based compensation under Section 162(m) of the Code, the performance goals shall be set by the Committee on or before the latest date permissible to enable the Awards to so qualify. In granting such Awards, the Committee shall (a) interpret this Plan in a manner consistent with Section 162(m) of the Code; (b) have no discretion to adjust any performance goal in any way that would adversely affect the treatment of the Award under Section 162(m) of the Code; and (c) certify that the performance goals applicable to the Award are met before any payment with respect to such Award. With respect to any Awards intended to comply with the requirements of Section 162(m) of the Code, adjustments to performance goals shall only be made to the extent consistent with Section 162(m) of the Code, and the Committee may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period, to the extent consistent with Section 162(m) of the Code: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) mergers, acquisitions and divestitures, (v) accruals for reorganization and restructuring programs and (vi) any extraordinary, unusual or non-

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recurring items as described in applicable accounting standards and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year.

12.4            Section 162(m) Award Limits. Subject to adjustment as provided in Section 4.3, no Employee shall be granted within any calendar year one or more Awards intended to qualify for treatment as performance-based compensation which in the aggregate are for more than 600,000 shares or, if applicable, which could result in such Employee receiving more than 600,000 shares for each full fiscal year of the Company contained in the performance period for such Award (provided, however, that if a performance period is for less than a full fiscal year, then this limitation shall be determined by prorating this number based on the number of full calendar months in such period). Notwithstanding the foregoing, with respect to a newly hired Employee, the share limit set forth above shall be 750,000. With respect to an Award of performance-based compensation payable in cash, the maximum amount shall be $1,000,000 for each calendar year contained in the performance period.

13.                Change in Control.

13.1            Effect of Change in Control. The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (a) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (b) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (c) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (d) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. Unless otherwise provided by the Committee and set forth in an Award Agreement, upon a Change in Control, in the event that an Award is not assumed, or a reasonably equivalent award is not substituted for the Award, in connection with the Change in Control, the Award shall fully vest (and, as applicable become fully exercisable or payable) immediately prior to a Change in Control. Notwithstanding anything in the Plan or in an Award Agreement to the contrary, in the event of a Change in Control in which the stockholders of the Company receive a majority of the consideration for the Common Stock in cash, the Committee shall have the right, but not the obligation, to cancel, immediately prior to the Change in Control, any Award, and to pay to each affected Participant in consideration for such cancellation an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award at the time of the Change in Control, based on the fair market value of the consideration received by the stockholders in the Change in Control transaction (e.g., the “in-the-money” value for a Stock Option, and the per share value for a Restricted Stock Unit). Any Stock Option or Stock Appreciation Right with an exercise price greater than or equal to the Fair Market Value of the of the Common Stock in such Change in Control transaction may be cancelled without payment of consideration.

13.2            Definition of Change in Control. For purposes of the Plan, unless otherwise defined in an Award Agreement, “Change in Control” means a change in ownership of the Company under paragraph (a) below, a change in effective control of the Company under paragraph (b) below, or a change in the ownership of a substantial portion of the assets of the Company under paragraph (c) below.

(a)                 Change in the Ownership of the Company. A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (d)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the corporation (within the meaning of paragraph (b) below)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (a) applies only when there is a transfer of stock of the Company and stock in the Company remains outstanding after the transaction.

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(b)                 Change in the Effective Control of the Company. A change in the effective control of the Company shall occur on the date that either (i) any one person or more than one person acting as a group (as defined in paragraph (d)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(c)                 Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (d) below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the stockholders of the transferring corporation immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company, or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (d). For purposes of this paragraph (c), a person’s status is determined immediately after the transfer of the assets.

(d)                 Persons Acting As a Group. For the purposes of paragraphs (a), (b), and (c), persons will not be considered to be acting as a group solely because they purchase or own assets or stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets or stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets or stock, or similar transaction, such stockholder is considered to be acting as a group with other stockholders in a corporation only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(e)                 Each of the paragraphs (a) through (d) of this Section 13.2 shall be construed and interpreted consistent with the requirements of Section 409A of the Code and the regulations thereunder.

14.                Forfeiture Events.

14.1            General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is materially detrimental to the business or reputation of the Company.

14.2            Termination for Cause.

(a)                 General. Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s Service is terminated for Cause, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment. The Company shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if

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the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for Cause, the Committee may, subject to compliance with Section 409A of the Code and the regulations thereunder, suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “Cause” as provided in this Section 14.2.

(b)                 Definition of “Cause”. For purposes of the Plan, unless otherwise defined in an Award Agreement, “Cause” means the Participant’s termination of Service due to: (i) persistent neglect or negligence in the performance of the Participant’s Service duties; (ii) conviction (including pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Participant’s Service; (iii) any deliberate and material breach of fiduciary duty to the Company or other conduct that leads to the material damage or prejudice of the Company, or (iv) a material breach of an essential Company policy, such as the Company’s code of conduct.

14.3            Right of Recapture.

(a)                 General. If at any time within one (1) year after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Restricted Stock Award, Restricted Stock Unit or Stock Award vests or becomes payable or on which a Cash Performance Award is paid to a Participant, or on which income otherwise is realized by a Participant in connection with an Award, (i) a Participant terminates from Service for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (A) while employed, the Participant had engaged in an act which would have warranted termination from Service for Cause or (B) after termination, the Participant has engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then any gain realized by the Participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an Award, shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement), subject to compliance with Section 409A of the Code.

(b)                 Accounting Restatement. If a Participant receives compensation pursuant to an Award under the Plan based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with the Company’s compensation recovery or “clawback” policy, as may be in effect from time to time, which shall be consistent with the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed. By accepting an Award hereunder, the Participant acknowledges and agrees that such policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of such policy. Although not required to give effect to the provisions of this Section 14.3(b), the Committee may, as it deems appropriate, amend the Plan to reflect the terms of such policy.

15.                General Provisions.

15.1            Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock, units or other rights subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The

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grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as any administrative guidelines of the Company in effect from time to time.

15.2            Determinations of Service. The Committee shall make all determinations relating to the Service of a Participant with the Company or any Subsidiary in connection with an Award, including with respect to the continuation, suspension or termination of such Service. Subject to compliance with Section 409A of the Code, a Participant’s Service shall not be deemed terminated if the Committee determines that (a) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a termination of Service, or (b) the Participant transfers between service as an employee and that of a Non-Employee Director (or vice versa). The Committee may determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final and binding.

15.3            No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant while employed by the Company or any of its Subsidiaries, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee or legatees of such Award under the Participant’s last will, or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

15.4            Deferrals of Payment. The Committee may, in its discretion, permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award, provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

15.5            No Right to Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.

15.6            Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine, in its discretion, the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry

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into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions, or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.

15.7            Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code and the regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s termination of Service (or such other period as required to comply with Section 409A). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

15.8            Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

15.9            Non-United States Participants and Jurisdictions. Notwithstanding any provision in the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its discretion, shall have the power and authority, to the extent not inconsistent with the intent of the Plan, to (a) determine which Eligible Persons who are foreign nationals or who are employed outside of the United States are eligible to participate in the Plan, (b) modify the terms and conditions of any Awards made to such Eligible Persons, and (c) establish subplans and modify exercise and payment procedures and other Award terms and procedures to the extent such actions may be necessary or advisable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

15.10         Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other

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entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

15.11         Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid or, in the discretion of the Committee, otherwise satisfied (including, without limitation, by reduction of the number of shares of Common Stock subject to the Award), by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

15.12         Unfunded Plan. The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

15.13         Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.14         Plan Binding on Transferees. The Plan shall be binding upon the Company, its successors, transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

15.15         Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.16         Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

16.                Term; Amendment and Termination.

16.1            Term. The Plan was originally adopted by the Board on, and became effective as of April 16, 2012 (the “Effective Date”). The Plan as amended and restated will become effective upon the date of effectiveness of the stockholder approval thereof. The Plan shall automatically terminate ten (10) years from the Effective Date, unless sooner terminated in accordance with Section 16.2 hereof.

16.2            Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan. Notwithstanding the foregoing, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification,

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suspension or termination by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the NASDAQ Stock Market or other exchange or securities market or for any other purpose. At the discretion of the Board, for purposes of compliance with Section 162(m) of the Code, the performance goals provided in Section 12 hereof shall be subject to approval (and re-approval) by the Company’s stockholders.

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